UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: February 27, 2014

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2014, our Board of Directors and the Compensation Committee of our Board of Directors approved the following 2014 performance-based bonus program for Richard B. Handler, Brian P. Friedman and Michael J. Sharp in respect of their duties at Leucadia National Corporation and Jefferies Group LLC (which currently share equally the compensation cost of these executive officers):

Richard B. Handler
Chief Executive Officer
Bonus Range:	$0 – $12 million, subject to the fulfillment of performance criteria and future Compensation Committee negative discretion
Brian P. Friedman
President
Bonus Range:	$0 – $12 million, subject to the fulfillment of performance criteria and future Compensation Committee negative discretion
Michael J. Sharp
Executive Vice President and General Counsel
Bonus Range:	$0 – $3 million, subject to the fulfillment of performance criteria and future Compensation Committee negative discretion

75% of the foregoing bonuses will be dependent on earnings before income tax, pre-tax return on tangible equity and pre-tax profit margin of our subsidiary Jefferies Group LLC and 25% of the foregoing bonuses will be dependent on earnings before income tax of certain subsidiaries and associated companies of Leucadia National Corporation. All financial results will be adjusted to add back the effect of extraordinary transactions (e.g., mergers, acquisitions or divestitures). Formulas were approved by the Board and the Compensation Committee for the executives which will provide for no annual bonuses if minimum threshold levels of performance are not achieved and maximum bonuses if performance equals or exceeds the top performance threshold levels. In all, six threshold levels of performance and corresponding bonus amounts were approved for the executive officers listed above for each of Jefferies Group LLC and Leucadia National Corporation. Performance falling between set threshold levels of performance will result in an amount of bonus interpolated between such set threshold levels of performance.

The Board and Compensation Committee reserved the absolute right to take into consideration additional performance measures in determining whether to reduce calculated bonus awards. The Board and Compensation Committee may choose to pay all or a portion of the bonus in cash or restricted equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: February 28, 2014	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and
Associate General Counsel